UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 7, 2007

Jarden Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-13665	35-1828377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Theodore Fremd Avenue, Rye, New York	10580
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (914) 967-9400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement.

On February 7, 2007, Jarden Corporation, a Delaware corporation (the “Company”) (and the subsidiary guarantors party thereto) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Lehman Brothers Inc. and Citigroup Global Markets Inc., for themselves and acting as representatives of the underwriters identified on Schedule A thereto (collectively, the “Underwriters”), providing for the offer and sale by the Company of $550.0 million aggregate principal amount of 7 1/2% Senior Subordinated Notes due 2017.

The notes are being issued and sold pursuant to Company’s automatic shelf registration statement on Form S-3 (No. 333-140400) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Registration Statement”) on February 2, 2007. The Underwriting Agreement contains customary representations, warranties, conditions to closing, indemnification and obligations of the parties. The Company has also agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Underwriters may be required to make in respect of those liabilities.

The summary of the foregoing transaction is qualified in its entirety by reference to the text of the Underwriting Agreement, which is attached as Exhibit 1.1 hereto and is incorporated herein by reference to this Form 8-K and into the Registration Statement.

Certain of the Underwriters and their related entities have engaged and may engage in various financial advisory, commercial banking and investment banking transactions with the Company in the ordinary course of their business, for which they have received, or will receive, customary compensation and expenses. Affiliates of certain of the Underwriters are lenders and agents under and have received fees in connection with the Company’s existing senior secured credit facility. Affiliates of certain of the underwriters are lenders under and have received fees in connection with our existing accounts receivable securitization facility. In addition, Lehman Brothers Inc. is serving as the dealer manager in connection with the Company’s tender offer to purchase our 9 3/4% Senior Subordinated Notes due 2012 for which it will receive expense reimbursement. The Bank of New York serves as the trustee under the indenture governing the Company’s 9 3/4% Senior Subordinated Notes due 2012 and will serve as trustee under the indenture governing the notes offered pursuant to the Underwriting Agreement for which it receives and will receive customary fees and expense reimbursement. The Bank of New York is also serving as the tender agent in connection with the Company’s tender offer to purchase its 9 3/4% Senior Subordinated Notes due 2012 for which it will receive customary fees and expense reimbursement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following Exhibits are filed herewith as part of this report:

Exhibit	Description
99.1	Underwriting Agreement, dated February 7, 2007, by and among Jarden Corporation, the subsidiary guarantors named therein and the Underwriters party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 9, 2007

JARDEN CORPORATION

By:	/s/ Ian G.H. Ashken
Name:	Ian G.H. Ashken
Title:	Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit
99.1	Underwriting Agreement, dated February 7, 2007, by and among Jarden Corporation, the subsidiary guarantors named therein and Lehman Brothers Inc., and the Underwriters party thereto.